UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2015
Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 2, 2015, Level 3 Communications, Inc. announced that its wholly owned subsidiary, Level 3 Financing, Inc., issued a notice to redeem 100% of the aggregate principal amount of its 9.375% Senior Notes due 2019 (the "Notes") on April 1, 2015.

Pursuant to the terms of the Notes, on April 1, 2015 (the “Redemption Date”), all of the outstanding principal amount of the Notes will be redeemed at a redemption price equal to 104.688% of the principal amount (the “Redemption Price”). Since April 1, 2015 is a date on which interest is payable on the Notes, the Redemption Price will not include the amount of interest that is otherwise payable on the Redemption Date. Accrued interest of $46.875 per $1,000 principal amount of the Notes will be paid on April 1, 2015 to those noteholders who own the Notes on March 15, 2015, the record date to determine the noteholders who are entitled to the payment of interest on the April 1, 2015.

To fund the redemption of the Notes, Level 3 Financing is using the net proceeds, along with cash on hand, from the issuance of its 5.625% Senior Notes due 2023 on January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By: /s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: March 3, 2015

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